                                                                    Exhibit 2(b)

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                          AGREEMENT AND PLAN OF MERGER



                                  By and Among

                         The Elder-Beerman Stores Corp.,

                      The Elder-Beerman Acquisition Corp.,

                                 Stone & Thomas

                                       and

          Wilbur S. Jones, Jr. and G. Ogden Nutting, as Representatives

                              ---------------------


                              Dated: June 18, 1998

                              --------------------





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


                                TABLE OF CONTENTS
                                                                                                               Page

ARTICLE I.  MERGER................................................................................................1
         1.1      Merger..........................................................................................1
         1.2      Closing.........................................................................................1
         1.3      Certificate of Merger/Articles of Merger........................................................2
         1.4      Effects of the Merger...........................................................................2
         1.5      Articles of Incorporation.......................................................................2
         1.6      Bylaws..........................................................................................2
         1.7      Officers........................................................................................2
         1.8      Directors.......................................................................................2
         1.9      Effect on Capital Stock.........................................................................2
                  (a)      Common Stock of Merger Sub.............................................................2
                  (b)      Cancellation of Treasury Shares and Parent-Owned Shares................................3
                  (c)      Conversion of S&T Common Shares........................................................3
                  (d)      Redemption of S&T Preferred Shares.....................................................3
                  (e)      Dissenting Shares......................................................................3
         1.10     Exchange of Certificates........................................................................3
                  (a)      Exchange Agent.........................................................................3
                  (b)      Letters of Transmittal; Surrender of Certificates......................................4
                  (c)      Cancellation and Retirement of Shares; No Further Rights...............................4
                  (d)      Investment of Exchange Fund............................................................4
                  (e)      Termination of Exchange Fund...........................................................5
                  (f)      No Liability...........................................................................5
                  (g)      Withholding Rights.....................................................................5
         1.11     Escrow..........................................................................................5
         1.12     Reservation of Right to Revise Transaction......................................................6

ARTICLE II.  REPRESENTATIONS AND WARRANTIES.......................................................................7
         2.1      Representations and Warranties of S&T...........................................................7
                  (a)      Organization, Standing and Corporate Power.............................................7
                  (b)      Authority..............................................................................7
                  (c)      Conflicts; Defaults....................................................................7
                  (d)      Consents and Approvals.................................................................8
                  (e)      Capital Structure......................................................................8
                  (f)      Title and Related Matters..............................................................8
                  (g)      Real Property..........................................................................9
                  (h)      Contracts..............................................................................9
                  (i)      Financial Statements..................................................................10
                  (j)      Liabilities...........................................................................11
                  (k)      Trade Creditor Accounts...............................................................11
                  (l)      Litigation............................................................................11
                  (m)      Compliance with Laws..................................................................11
                  (n)      Brokers, Finders and Agents...........................................................12
                  (o)      Employees and Employee Plans..........................................................12
                  (p)      Environmental and Safety Compliance...................................................13

                  (q)      Changes in Circumstances..............................................................13
                  (r)      Taxes.................................................................................14
                  (s)      Insurance.............................................................................14
                  (t)      Approvals.............................................................................15
                  (u)      Copies of Documents...................................................................15
                  (v)      Insider Interests.....................................................................15
                  (w)      Disclosure............................................................................15
                  (x)      Merger Approval.......................................................................15
         2.2      Representations and Warranties of Parent.......................................................15
                  (a)      Organization and Standing; Corporate Power and Authority..............................16
                  (b)      Authority.............................................................................16
                  (c)      Conflicts; Defaults...................................................................16
                  (d)      Consents and Approvals................................................................16
                  (e)      Disclosure............................................................................16
         2.3      General........................................................................................16

ARTICLE III.  CONDITIONS TO CLOSING..............................................................................17
         3.1      Conditions to Parent's and Merger Sub's Obligations............................................17
                  (a)      Representations and Warranties........................................................17
                  (b)      Covenants.............................................................................17
                  (c)      Material Adverse Change...............................................................17
                  (d)      Consents..............................................................................17
                  (e)      HSR Consent...........................................................................17
                  (f)      No Proceeding or Litigation...........................................................17
                  (g)      Certificate of S&T....................................................................17
                  (h)      Investigations........................................................................17
                  (i)      Certificate; Documents................................................................18
                  (j)      Approval of S&T's Stockholders; Dissenters' Rights....................................18
                  (k)      Delivery of Employee Plan Documents...................................................18
                  (l)      Delivery of Real Property Instruments and Agreements..................................18
         3.2      Conditions to S&T's Obligations................................................................18
                  (a)      HSR Consent...........................................................................18
                  (b)      Representations and Warranties........................................................18
                  (c)      Covenants.............................................................................18
                  (d)      No Proceeding or Litigation...........................................................18
                  (e)      Certificates; Documents...............................................................18
                  (f)      Approval of Merger Sub's Stockholder..................................................19
                  (g)      Certificate of Parent.................................................................19

ARTICLE IV.  CLOSING.............................................................................................19
         4.1      Documents to be Delivered by S&T...............................................................19
         4.2      Documents to be Delivered by Parent and Merger Sub.............................................20
         4.3      Other Documents to be Delivered at Closing.....................................................21




                                       ii

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
ARTICLE V.  COVENANTS OF S&T.....................................................................................21
         5.1      Conduct of Business............................................................................21
                  (a)      Obligations for Borrowed Money........................................................21
                  (b)      Employee Matters......................................................................21
                  (c)      Sale of Assets........................................................................22
                  (d)      Commitments...........................................................................22
                  (e)      Leased Facilities.....................................................................22
                  (f)      Encumbrances..........................................................................22
                  (g)      Litigation............................................................................22
                  (h)      Representations and Warranties........................................................22
                  (i)      Amendments............................................................................22
                  (j)      Capital Structure.....................................................................22
                  (k)      Reorganization........................................................................22
                  (l)      Accounting............................................................................23
                  (m)      Commitments...........................................................................23
         5.2      Supplemental Disclosure........................................................................23
         5.3      Closing........................................................................................23
         5.4      Maintenance of Insurance.......................................................................23
         5.5      Inventories....................................................................................23
         5.6      No Shopping....................................................................................23
         5.7      Further Assurances.............................................................................24

ARTICLE VI.  COVENANTS OF PARENT.................................................................................24
         6.1      Maintenance of, and Access to, Records.........................................................24
         6.2      Closing........................................................................................24

ARTICLE VII.  CERTAIN ADDITIONAL COVENANTS.......................................................................24
         7.1      Expenses; Transfer Taxes.......................................................................24
         7.2      Press Releases and Disclosure..................................................................25
         7.3      Regulatory Approvals...........................................................................25
         7.4      Environmental Inspection and Assessment; Compliance Actions....................................25
                  (a)      Inspection............................................................................25
                  (b)      Environmental Report..................................................................26
                  (c)      Merger Consideration Adjustment.......................................................27
         7.5      Certain Information to be Provided.............................................................27
         7.6      Stockholders Meeting/Unanimous Written Consent.................................................27
         7.7      Access to Information; Confidentiality.........................................................28

ARTICLE VIII.  TERMINATION, AMENDMENT AND WAIVER.................................................................28
         8.1      Termination....................................................................................28
         8.2      Effect of Termination..........................................................................29
         8.3      Amendment......................................................................................29
         8.4      Extension; Waiver..............................................................................30
         8.5      Procedure for Termination, Amendment, Extension or Waiver......................................30



                                       iii

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
ARTICLE IX.  MISCELLANEOUS.......................................................................................30
         9.1      Amendments.....................................................................................30
         9.2      Entire Agreement...............................................................................30
         9.3      Governing Law..................................................................................30
         9.4      Notices........................................................................................30
         9.5      Counterparts...................................................................................31
         9.6      Assignment.....................................................................................32
         9.7      Waivers........................................................................................32
         9.8      Third Parties..................................................................................32
         9.9      Schedules, Addenda and Exhibits................................................................32
         9.10     Headings.......................................................................................32
         9.11     Certain Definitions............................................................................32
         9.12     Remedies Not Exclusive.........................................................................33
         9.13     Gender and Number..............................................................................33



                                       iv

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                                List of Exhibits

Exhibit A                  Form of Escrow Agreement


                                        v

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                                List of Schedules

Schedule 2.1(a)(i)         Subsidiaries
Schedule 2.1(a)(ii)        Articles and Bylaws of S&T and Subsidiaries
Schedule 2.1(e)            Warrants, Options
Schedule 2.1(f)            Liens
Schedule 2.1(g)            Real Estate and Leases
Schedule 2.1(h)            Contracts
Schedule 2.1(i)            Financial Statements
Schedule 2.1(j)            Liabilities
Schedule 2.1(l)            Litigation
Schedule 2.1(m)            Compliance with Laws
Schedule 2.1(n)            Brokers, Finders and Agents
Schedule 2.1(o)            Employee Plans
Schedule 2.1(p)            Environmental Matters
Schedule 2.1(q)            Changes in Circumstances
Schedule 2.1(r)(i)         Tax Liabilities
Schedule 2.1(r)(ii)        Tax Returns
Schedule 2.1(s)            Insurance
Schedule 2.1(t)            Approvals
Schedule 2.1(v)            Insider Interests
Schedule 3.1(c)            Material Adverse Changes
Schedule 5.1(a)            Obligations for Borrowed Money
Schedule 9.11(a)           Directors, Officers, Merchandise Managers, Buyers
                            and Store Managers




                                       vi

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                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER, dated as of June 18, 1998 (the "Agreement"), is by and among Stone & Thomas, a West Virginia corporation ("S&T"), The Elder-Beerman Stores Corp., an Ohio corporation ("Parent"), The Elder-Beerman Acquisition Corp., a West Virginia corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and G. Ogden Nutting and Wilbur S. Jones, Jr., as Representatives (as hereinafter defined).

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, S&T presently conducts the business (the "Business") of selling consumer and household goods at retail in 21 department stores located in West Virginia, Virginia, Kentucky and Ohio; and

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and S&T have each determined that the merger of Merger Sub with and into S&T (the "Merger") and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders; and

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and S&T have each approved the Merger, upon the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, Parent and S&T desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent, Merger Sub and S&T, upon the terms and subject to the conditions contained herein, hereby agree as follows:


                                ARTICLE I. MERGER
                                -----------------

                  1.1 MERGER. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the West Virginia Corporation Act (the "WVCA"), the Merger shall be effected and Merger Sub shall be merged with and into S&T at the Effective Time (as defined in Section 1.3 below). At the Effective Time, the separate corporate existence of Merger Sub shall cease and S&T shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the WVCA.

                  1.2 CLOSING. Unless this Agreement is terminated pursuant to
Article VIII, and subject to the satisfaction or waiver of all of the conditions in Article III, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Eastern time, on the second business day (the "Closing Date") following satisfaction or waiver of the conditions set forth in Article III, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Jones, Day,

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Reavis & Pogue, 1900 Huntington Center, 41 South High Street, Columbus, Ohio or
at such other location as may be designated by Parent.

                  1.3 CERTIFICATE OF MERGER/ARTICLES OF MERGER. On the Closing Date, S&T and Merger Sub shall cause articles of merger meeting the requirements of Section 31-1-34 of the WVCA (the "Articles of Merger") to be properly executed and filed in accordance with the WVCA. The Merger shall be effective, for corporate law purposes, at the time and on the date of the filing of the Articles of Merger in accordance with the WVCA (the "Effective Time").

                  1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the WVCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of S&T and Merger Sub shall vest in the Surviving Corporation, and all liabilities of S&T and Merger Sub shall become the liabilities of the Surviving Corporation.

                  1.5 ARTICLES OF INCORPORATION. The articles of incorporation of S&T in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation (the "Articles") until thereafter changed or amended in accordance with the provisions thereof and applicable law; PROVIDED, HOWEVER, that Article First of the Articles of S&T shall be amended to read as follows:

                           The name of the corporation is Elder-Beerman West Virginia, Inc.

                  1.6 BYLAWS. The bylaws of S&T in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws") until thereafter changed or amended in accordance with the provisions thereof and of the Articles and applicable law.

                  1.7 OFFICERS. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until their successors are duly elected or appointed and qualified in the manner provided in the Articles or the Bylaws or as otherwise provided by law, or until their earlier death, resignation or removal.

                  1.8 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall serve until their successors are duly elected or appointed and qualified in the manner provided in the Articles or the Bylaws or as otherwise provided by law, or until their earlier death, resignation or removal.

                  1.9 EFFECT ON CAPITAL STOCK. The manner of converting the shares of capital stock of S&T and Merger Sub upon the Merger shall, by virtue of the Merger and without any action on part of the holder thereof, be as follows:

                           (a)      COMMON STOCK OF MERGER SUB.  Each share of
common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                                        2

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                           (b)      CANCELLATION OF TREASURY SHARES AND
PARENT-OWNED SHARES. Each share of common stock, without par value, of S&T ("S&T Common Shares") and each share of preferred stock, par value $100 per share, of S&T ("S&T Preferred Shares" and, together with the S&T Common Shares, the "Shares") issued and outstanding immediately prior to the Effective Time that is owned by S&T or any Subsidiary (as defined in Section 9.11) of S&T or by Parent, Merger Sub or any other Subsidiary of Parent (other then shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall be canceled and retired automatically and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

                           (c)      CONVERSION OF S&T COMMON SHARES.  Each S&T
Common Share issued and outstanding immediately prior to the Effective Time (other than S&T Common Shares to be canceled and retired in accordance with Section 1.9(b)) shall be converted (subject to the adjustments to the aggregate Merger Consideration (as defined in this Section 1.9(c)) contained in Sections 1.9(d), 1.11, 2.1(n), 7.1 and 7.4 hereof) into the right to receive, on the terms and subject to the conditions set forth in Section 1.10, the sum of (i) $595.49, and (ii) (x) the aggregate amount of any funds disbursed upon the termination of the Escrow Agreement (as defined in Section 1.11), subject in all respects to the provisions of the Escrow Agreement (the "Merger Consideration"), divided by (y) 30,227.25.

                           (d)      REDEMPTION OF S&T PREFERRED SHARES. Each S&T
Preferred Share issued and outstanding immediately prior to the Effective Time (other than S&T Preferred Shares to be canceled and retired in accordance with Section 1.9(b)) shall be redeemed by S&T, effective immediately prior to the Effective Time, for an amount (the "Redemption Amount") equal to such S&T Preferred Share's par value (i.e, One Hundred Dollars ($100) per S&T Preferred Share). The Merger Consideration shall be reduced by the Redemption Amount.

                           (e)      DISSENTING SHARES.  All of the Shares
outstanding immediately prior to the Effective Time that are held by stockholders of S&T who shall have properly asserted dissenters' rights with respect thereto under Section 31-1-123 of the WVCA (collectively, the "Dissenting Shares") shall not be converted into the right to receive such shares' pro rata portion of the Merger Consideration or the Redemption Amount, as applicable, pursuant to the Merger, but shall be entitled to receive payment of the fair value of such shares in accordance with the provisions of such
Section 31-1-123 of the WVCA; PROVIDED, HOWEVER, that any Dissenting Shares so held by stockholders of S&T who shall thereafter withdraw their demand for payment for such shares or lose their right to such payment as provided in such
Section 31-1-123 of the WVCA shall be deemed converted, as of the Effective Time, into the right to receive such shares' pro rata portion of the Merger Consideration or the Redemption Amount, as applicable, that such holder would have been entitled to receive as a result of the Merger. If any holder of Dissenting Shares shall become entitled to receive payment for such shares pursuant to Section 31-1-123 of the WVCA, such payment shall be made by the Surviving Corporation.

                  1.10     EXCHANGE OF CERTIFICATES.

                           (a)      EXCHANGE AGENT.  Prior to or concurrently
with the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent

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(the "Exchange Agent"), which agreement shall provide that Parent deposit with the Exchange Agent, as of the Effective Time and for the benefit of the holders of Shares, for exchange in accordance with this Section 1.10, through the Exchange Agent, the Merger Consideration (other than the Escrow Funds (as defined in Section 1.11(a))) (sometimes hereinafter referred to as the "Exchange Fund").

                   (b) LETTERS OF TRANSMITTAL; SURRENDER OF CERTIFICATES. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record (other than holders of Shares to be canceled in accordance with Section 1.9(b)) of a certificate or certificates that, immediately prior to the Effective Time, evidence outstanding Shares (the "Certificates"): (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a pro rata share of the Exchange Fund and any funds disbursed to S&T upon the termination of the Escrow Agreement, subject in all respect to the provisions of the Escrow Agreement, and the Certificate so surrendered shall forthwith be canceled. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall (i) pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or (ii) establish to the satisfaction of Parent and the Surviving Corporation that such taxes have been paid or are not applicable.

                   (c) CANCELLATION AND RETIREMENT OF SHARES; NO FURTHER RIGHTS. As of the Effective Time, all Shares issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate theretofore representing any such Shares shall cease to have any rights with respect thereto (including without limitation the right to vote), other than the right to receive (other than with respect to Shares canceled in accordance with Section 1.9(b)) on the terms and subject to the conditions set forth in this
Section 1.10, its portion of the Merger Consideration following surrender of such Certificate in accordance with Section 1.10(b), and until so surrendered, each such Certificate shall represent for all purposes only such right. No interest shall be paid or accrued on any cash payable upon the surrender of any Certificate. The Merger Consideration paid following the surrender for exchange of Certificates in accordance with the terms of this Section 1.10 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates.

                   (d) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation or (iv) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million. Any net earnings from the investment of the Exchange Fund shall be the property of, and paid over to, pursuant to provisions of Section 1.9(c) and the Escrow Agreement, the holders of Certificates in their respective pro rata proportions.

                   (e) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates that have not theretofore complied with this Section
1.10 shall thereafter look only to Parent, and only as general unsecured creditors thereof, for payment of their claim for their pro rata share of the Merger Consideration and any net earnings from the investment of the Exchange Fund.

                   (f) NO LIABILITY. None of Parent, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any payments or distributions payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any cash or property payable in respect of such Certificate under this
Section 1.10 would otherwise escheat to or become the property of any domestic or foreign governmental agency or regulatory authority ("Governmental Entity")), any cash or property payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                   (g) WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                  1.11     ESCROW.

                   (a) Prior to or concurrently with the Effective Time: (i) Parent and S&T shall enter into an escrow agreement, in the form attached hereto as EXHIBIT A (the "Escrow Agreement"), with such escrow agent as may be designated by Parent (the "Escrow Agent") and G. Ogden Nutting and Wilbur S. Jones, Jr., as representatives of the holders of Shares (the "Representatives"); and (ii) subject to Section 7.4(c)(iv), Parent shall deposit with the Escrow Agent, pursuant to the Escrow Agreement, Three Million Dollars ($3,000,000) in immediately available funds (the "Escrow Funds"). Upon being deposited with the Escrow Agent pursuant to the Escrow Agreement, the Escrow Funds and any and all earnings thereon and proceeds thereof held by the Escrow Agent (collectively, the "Escrowed Property") shall be subject in all respects to the provisions of the Escrow Agreement and shall be held and disbursed by the Escrow Agent in accordance with the provisions of the Escrow Agreement. In accordance with the provisions of the Escrow Agreement, the Escrowed Property shall be held in escrow by the Escrow Agent for a period of eighteen (18) months after which time any remaining Escrowed Property will be disbursed, on a pro rata basis, to the Certificate holders; PROVIDED, HOWEVER, that such portion of the Escrowed Property sufficient to completely discharge the amount of any claim for indemnification made by written demand before the expiration of such 18-month period (as provided in Section 1.11(b) and the Escrow Agreement) shall be held in escrow by the Escrow Agent beyond the 18-month period until such claim has been fully resolved. On the Closing Date, to provide a fund to reimburse all out-of-pocket expenses incurred by the Representatives in connection with their service as Representatives, Parent shall pay to the Representatives the sum of One Hundred Thousand Dollars ($100,000), which amount shall be deducted from the aggregate Merger Consideration otherwise to be deposited into the Exchange Fund and any unused portions of such amount shall by distributed by the Representatives to the holders of Shares in proportion to their Proportionate Share (as defined in the Escrow Agreement) at the termination of the Escrow Agreement.

                   (b) Parent (on behalf of itself or any of its affiliates or any of their respective directors, officers, representatives, employees or agents) will be entitled to recover from time to time in accordance with the provisions of the Escrow Agreement, from the Escrowed Property, such portions of the Escrowed Property as may be necessary to fully indemnify the Parent and its affiliates and their respective directors, officers, representatives, employees and agents and hold each of them harmless from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs and expenses (including interest, penalties, reasonable attorneys' fees, reasonable accounting fees and reasonable investigation costs) (collectively, "Losses") resulting or arising from, relating to or incurred by Parent or any of its affiliates or any of their respective directors, officers, representatives, employees or agents in connection with the Merger, this Agreement or any document related hereto (including without limitation, any breach of any representation, warranty, covenant, obligation or agreement of S&T contained in this Agreement or any document related hereto) and by whomever asserted (including without limitation, S&T, the Representatives and any former, current or future stockholder of S&T). In accordance with the provisions of the Escrow Agreement, any dispute with respect to a claim for indemnification by the Parent that is not resolved by Parent and S&T within the time periods prescribed in the Escrow Agreement shall be submitted to arbitration for resolution.

                   (c) Subject to the additional limitations set forth in
Section 7.4, S&T shall not be required to indemnify the Parent under Section 1.11(b) and the provisions of the Escrow Agreement for any Losses unless and until the amount of such Losses equals $25,000 in the aggregate (the "Threshold Amount") in which event S&T shall be obligated to indemnify Parent, and Parent may assert its right to indemnification to the full extent of all Losses, including Losses that are less than the Threshold Amount.

              1.12 RESERVATION OF RIGHT TO REVISE TRANSACTION. If each of Parent, Merger Sub and S&T agree, the parties hereto, prior to the receipt of the approval by Parent's and S&T's stockholders of the Merger, may change the method of effecting the business combination between S&T and Parent, and each party shall cooperate in such efforts; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of the Shares as provided for in this Agreement or (ii) materially delay the consummation of the transactions contemplated by this Agreement.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

                  2.1 REPRESENTATIONS AND WARRANTIES OF S&T. S&T hereby represents and warrants to Parent and Merger Sub that:

                           (a)      ORGANIZATION, STANDING AND CORPORATE POWER.
S&T and each subsidiary of S&T is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has full corporate power and authority to operate the Business, to own or lease the assets, properties, rights and interests used in the operation of the Business (the "Acquired Assets") and to carry on the Business as now being conducted. Except as disclosed on Schedule 2.1(a)(i), entitled "Subsidiaries," S&T owns no interest, direct or indirect, in any other business enterprise, firm or corporation, and is the only business enterprise, firm or corporation through which the Business (or any business competing with or similar to the Business) is conducted, or which owns, leases or uses assets related to the Business. S&T and each subsidiary of S&T is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties and assets or the operation of the Business requires such qualification or licensing. The copies of the articles of incorporation and bylaws or comparable governing documents of S&T and each of S&T's Subsidiaries, included in Schedule 2.1(a)(ii), entitled "Articles and Bylaws of S&T and Subsidiaries," attached to this Agreement are true, correct and complete.

                           (b)      AUTHORITY.  S&T has the requisite corporate
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by S&T in connection herewith (the "Transaction Documents") and the consummation by S&T of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of S&T, subject, in the case of the Merger, to the adoption of this Agreement by S&T's stockholders. This Agreement has been duly executed and delivered by S&T and, assuming that this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of S&T, enforceable against S&T in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

                           (c)      CONFLICTS; DEFAULTS.

                                    (i)     Subject to S&T obtaining the
Consents (as defined in Section 2.1(t)), neither the execution and delivery of this Agreement and the Transaction Documents by S&T, nor the performance by S&T of the transactions contemplated hereby or thereby, will violate, conflict with or constitute a default under any of the terms of the articles of incorporation or bylaws or comparable governing documents of S&T and S&T's Subsidiaries, or any provisions of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, including, without limitation, the Contracts (as defined in Section 2.1(h)), or any order, judgment or decree, relating to the Business or the Acquired Assets, or by which S&T or a Subsidiary of S&T or the Acquired Assets are bound.

                                    (ii) Neither the execution and delivery of
this Agreement and the Transaction Documents by S&T nor the performance by S&T of the transactions contemplated hereby or thereby will: (A) result in the creation or imposition of any Liens or Claims (as hereinafter defined) in favor of any third Person or entity upon any of the Acquired Assets; (B) violate any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority; (C) constitute an event that, after notice or lapse or time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of Liens or Claims; (D) constitute an event that, after notice of lapse of time or otherwise would create, or cause to be exercisable or enforceable, any option, agreement or right of any kind to purchase any of the Acquired Assets. Neither S&T nor any of S&T's Subsidiaries is in violation of or in default under its respective articles of incorporation, bylaws or comparable charter documents, or any provision of any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, including without limitation the Contracts, or any order, judgment or decree, relating to the Business or the Acquired Assets, or by which S&T, S&T's Subsidiaries or the Acquired Assets are bound, or in the payment of any of S&T's or S&T's Subsidiaries' monetary obligations or debts relating to the Business, and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation or default.

                           (d)      CONSENTS AND APPROVALS.  No consent,
approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity that has not been received or made is required by or with respect to S&T or any of its Subsidiaries in connection with the execution and delivery of this Agreement by S&T or the consummation by S&T of the transactions contemplated hereby, except for: (i) the filing of premerger notification and report forms under the Hart- Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (ii) the filing of the Articles of Merger with the West Virginia Secretary of State and appropriate documents with the relevant authorities of other states in which S&T is qualified to do business; and (iii) such other consents, approvals, authorizations, filings or notices as are specified in Section 2.1(t), entitled "Approvals."

                           (e)      CAPITAL STRUCTURE.  The authorized capital
stock of S&T consists solely of (i) 50,000 S&T Common Shares, of which 42,317 are issued, of which 30,227.25 are outstanding as of the date hereof and 12,089.75 are owned by S&T as treasury stock, and (ii) 6,000 S&T Preferred Shares, of which 530 are outstanding as of the date hereof. The Shares are the only authorized classes of capital stock of S&T. Except as set forth in Schedule 2.1(e) entitled "Warrants, Options," S&T has no outstanding warrants, rights, options, calls, commitments or other arrangements evidencing the right to acquire any shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock. All the Shares are validly issued, fully paid, nonassessable and not subject to preemptive rights. All Shares are free of any Liens, including without limitation any claims, charges, encumbrances or assessments of any nature whatsoever.

                           (f)      TITLE AND RELATED MATTERS.  The Acquired
Assets constitute all of the assets, properties, rights and interests necessary to conduct the Business in substantially the same manner as conducted by S&T prior to the date of this Agreement. To the best of S&T's knowledge, all of the Acquired Assets used in connection with the operation of the Business (including without limitation the assets reflected on the Unaudited Balance Sheet (as hereinafter defined)) are in good operating condition and repair, subject to normal wear and tear consistent with the age of the properties or assets, and are adequate and sufficient for the uses to which they are put in the Business. None of the Acquired Assets have any material defects or are in need of maintenance or repair, except for ordinary, routine maintenance and repairs that are not material in nature or cost. S&T has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use each of the Acquired Assets and the Acquired Assets are free and clear of all Liens and Claims of any kind or nature whatsoever, except for: (i) current real estate Taxes (as defined herein) or governmental charges or levies that are a Lien but not yet due and payable; (ii) Liens disclosed as securing specified liabilities on the Unaudited Balance Sheet and notes thereto with respect to which no default exists; (iii) Liens disclosed on Schedule 2.1(f), entitled "Liens," attached hereto; and (iv) minor imperfections of title, if any, none of which are substantial in amount, or materially detract from the value or impair the use of the property subject thereto or the operation of the Business and that have arisen only in the ordinary and normal course of business consistent with past practice (the Liens described in clauses
(i), (ii), (iii) and (iv) being collectively referred to herein as "Permitted Liens"). The consummation of the transactions contemplated by this Agreement will not adversely affect such title or rights, or any terms of the applicable agreements (whether written or oral) evidencing, creating or granting such title or rights. Except as disclosed on Schedule 2.1(f), entitled "Liens," none of the Acquired Assets are subject to, or held under, any lease, mortgage, security agreement, conditional sales contract or other title retention agreement, or are other than in the sole possession and under the sole control of S&T. S&T has the right under valid and existing leases to occupy, use or control all properties and assets leased by it and included in the Acquired Assets.

                           (g)      REAL PROPERTY.  Schedule 2.1(g), entitled
"Real Estate and Leases," attached hereto, contains a true, correct and complete list of all instruments and agreements creating any interest or right in real property relating to the Business, or owned, leased or occupied by S&T, and all easements, buildings, structures, fixtures and improvements related thereto. All and any property owned by S&T appearing on such Schedule is hereinafter referred to as the "Fee Property," and all and any property leased by S&T appearing on such Schedule is hereinafter referred to as the "Leased Property". True, correct and complete copies of the instruments and agreements identified in such Schedule have been delivered to Parent and Merger Sub. Each such instrument and agreement is in full force and effect and is a legal, binding and enforceable obligation of the parties thereto, and no event has occurred that constitutes or, with the giving of notice or passage of time, or both, would constitute a default or breach thereunder. Except as disclosed on Schedule 2.1(g), entitled "Real Estate and Leases," all lease agreements with respect to Leased Property to which S&T or any S&T Subsidiary is a party (the "Lease Agreements") have not been modified, altered, terminated or revoked and are in full force and effect. S&T, or a Subsidiary of S&T, as the present tenant under the Lease Agreements, is not in default under, or in breach of, any of the terms of the Lease Agreements, and there are no existing facts or conditions that could give rise to any such breach or default, or any claim against S&T or any S&T Subsidiary, under the Lease Agreements.

                           (h)      CONTRACTS.  Schedule 2.1(h), entitled
"Contracts," attached hereto, contains a complete list or description of: (i) each license, contract, agreement, commitment and undertaking (whether written or oral) relating to the Business or to which S&T or any Subsidiary of S&T is a party (A) that involves the purchase of inventories or the sale of products, and involves aggregate future payments in excess of $10,000, or that extends for a period of more than three months and cannot be canceled by S&T without further payment or penalty, or (B) that does not involve the purchase of inventories or the sale of products, and involves aggregate future payments in excess of $10,000 or extends for a period of more than three months and cannot be canceled by S&T without further payment or penalty; (ii) each loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge or other agreement or instrument evidencing indebtedness of S&T or any Subsidiary of S&T, to which S&T or any Subsidiary of S&T is a party; (iii) any conditional sale or other title retention agreement, equipment obligation, or lease purchase agreement involving (in the aggregate) amounts in excess of $10,000 relating to S&T or any Subsidiary of S&T or the Business, or to which S&T or any Subsidiary of S&T is a party; (iv) any power of attorney given by S&T or any Subsidiary of S&T to any Person, firm or corporation or otherwise relating to the Business or the Acquired Assets; (v) any non-competition, restrictive covenant or other agreement that restricts S&T or any Subsidiary of S&T or any other entity from conducting the Business anywhere in the world; (vi) each contract, agreement, commitment or undertaking presently in effect, whether or not fully performed, between S&T or any Subsidiary of S&T and any current or former officer, director, consultant or other employee (or group thereof) retained or employed in connection with the Business, or any current or former stockholder (or group of stockholders) of S&T or any Subsidiary of S&T; and (vii) any other contract, agreement, commitment or undertaking material to the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of the Business (the items described in clauses (i) through (vii) being herein collectively referred to as the "Contracts").

                           (i)      FINANCIAL STATEMENTS.  Schedule 2.1(i),
entitled "Financial Statements," attached hereto, contains the following financial statements (collectively, together with the notes thereto and the financial statements to be delivered pursuant to Section 5.2(b), the "Financial Statements"): (i) the unaudited Consolidated Balance Sheet of S&T (the "Unaudited Balance Sheet") as of May 30, 1998 (the "Balance Sheet Date"), the unaudited consolidated Statement of Income for the four months ended May 30, 1998 and the unaudited Consolidated Statement of Cash Flows for the four months ended May 30, 1998; (ii) unaudited Consolidated Balance Sheet of S&T for the year ended January 31, 1998, the unaudited Consolidated Statement of Income for the year ended January 31, 1998 and the unaudited Consolidated Statement of Cash Flows for the year ended January 31, 1998; and (iii) unaudited Consolidated Balance Sheet of S&T for the year ended February 1, 1997, the unaudited Consolidated Statement of Income for the year ended February 1, 1997 and the unaudited Consolidated Statement of Cash Flows for the year ended February 1, 1997 (collectively, the "Unaudited Financial Statements"). Each of the Financial Statements is true, complete and correct in all material respects, was prepared from the books and records kept by S&T for the Business and fairly presents the financial position of S&T as of such dates and the results of S&T's operations and S&T's cash flows for the periods then ended in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied (except, in the case of the Unaudited Financial Statements, for normally recurring year-end adjustments, which adjustments will not be material, either individually or in the aggregate). Except as set forth in the Schedules delivered pursuant to this Agreement or the Financial Statements, since the Balance Sheet Date, there has been no material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of S&T, nor has there been any event or condition of any character that has materially and adversely affected, or that is likely to materially and adversely affect, the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of S&T or the Business. The Unaudited Balance Sheet reflects all properties and assets, real, personal or mixed, that are currently used in connection with the Business, except for:
(i) inventory purchased or sold consistent with past practice and in the ordinary and normal course of business since the Balance Sheet Date; (ii) other properties and assets (other than capital assets) not in excess of $10,000 (in the aggregate) purchased or sold since Balance Sheet Date consistent with past practice and in the ordinary and normal course of business; (iii) capital assets purchased since Balance Sheet Date in an amount not in excess of $25,000 (in the aggregate); and
(iv) purchase commitments disclosed on Schedule 2.1(j), entitled "Liabilities."

                           (j)      LIABILITIES.  S&T has no liabilities or
obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, related to or connected with the Business or the Acquired Assets, and whether known or unknown, including without limitation liabilities for Taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable conditions or occurrences, or from write-downs or write-offs of assets (including all accounts receivable, unpaid interest accrued on any such accounts receivable and any security or collateral related thereto (collectively, the "Accounts Receivable") and inventories), except for those (i) reflected or reserved on the Unaudited Balance Sheet and Notes thereto, (ii) incurred or accrued since the Balance Sheet Date in the ordinary and normal course of S&T's business in transactions involving the purchase or sale by S&T of goods and services in amounts that do not exceed $50,000 in the aggregate and which transactions are consistent with the representations, warranties, covenants, obligations and agreements contained in this Agreement, or (iii) set forth on Schedule 2.1(j), entitled "Liabilities," attached hereto, and there exists no event or circumstance that, after notice or lapse of time or both, might create any other obligations or liabilities of S&T.

                           (k)      TRADE CREDITOR ACCOUNTS.  To the best of
S&T's knowledge, the trade creditor debit balances reflected on the books and records of S&T as of the Balance Sheet Date are true, correct and accurate as of the date thereof (the "Trade Creditor Debts"), and the full amounts of such Trade Creditor Debts may be used by the Surviving Corporation after the Effective Date as payment for merchandise and inventory ordered from such trade creditors.

                           (l)      LITIGATION.  Except as set forth on
Schedule 2.1(l), entitled "Litigation," attached hereto, S&T is not subject to any order of, or written agreement or memorandum or understanding with, any Governmental Authority, and there exists no litigation, action, suit, claim or proceeding pending, or, to the best of S&T's knowledge, any litigation, action, suit, investigation, claim or proceeding threatened against or affecting S&T, the Business or the Acquired Assets, or any employee associated with the Business or the Acquired Assets, or that would affect the transactions contemplated by this Agreement, at law or in equity or before any Governmental Authority, including without limitation claims for product warranty, product liability, antitrust, unfair competition, price discrimination or other liability or obligation related to products, whether supplied or sold by S&T, any of its Subsidiaries or Affiliates or any of their respective predecessors-in-interest in respect of the Business, or that would adversely affect the transactions contemplated by this Agreement, and no one has grounds to assert any such litigation, action, suit, claim or proceeding.

                           (m)      COMPLIANCE WITH LAWS.  Except as set forth
on Schedule 2.1(m), entitled "Compliance with Laws," attached hereto, to the best of S&T's knowledge, the Business has been conducted, the Acquired Assets have been maintained and S&T is currently in compliance with all applicable Laws (including without limitation all laws relating to zoning, building codes, civil rights, occupational health and safety, antitrust, consumer protection, currency exchange, equal opportunity, pensions, securities and trading-with-the-enemy).

                           (n)      BROKERS, FINDERS AND AGENTS.  Except as set
forth on Schedule 2.1(n), entitled "Brokers, Finders and Agents," attached hereto, S&T is not directly or indirectly obligated to anyone acting as a broker or finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby. The Merger Consideration shall be reduced by the amount of any obligations set forth on Schedule 2.1(n).

                           (o)      EMPLOYEES AND EMPLOYEE PLANS.  Schedule
2.1(o), entitled "Employee Plans," attached hereto, contains a true and complete list of: (i) all employees of S&T, together with a description of their respective job titles and responsibilities and annual compensation (including salaries, bonuses, consulting or directors' fees and incentive or deferred compensation); and (ii) all the employee benefit plans (as that phrase is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to for the benefit of any current or former employee, officer or director of S&T or any of its Subsidiaries ("ERISA Plans") and any other benefit or compensation plan, program or arrangement maintained or contributed to for the benefit of any current or former employee, officer or director of S&T or any of its Subsidiaries (ERISA Plans and such other plans being referred to as "Employee Plans"). S&T has furnished or made available to Parent and its representatives a true, correct and complete copy of every document pursuant to which each Employee Plan is established or operated (including any summary plan descriptions), a written description of any Employee Plan for which there is no such written document and the three most recent annual reports, financial statements and actuarial valuations with respect to each Employee Plan. Except as set forth on Schedule 2.1(o):

                                    (i)     none of the ERISA Plans is a
"multiemployer plan" within the meaning of ERISA;

                                    (ii)    none of the Employee Plans
promises or provides retiree health benefits or retiree life insurance benefits to any person;

                                    (iii)   none of the Employee Plans provides
for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

                                    (iv)    neither S&T nor any of its
Subsidiaries has an obligation to adopt, or is considering the adoption of, any new Employee Plan or, except as required by law, the amendment of an existing Employee Plan;

                                    (v)     each ERISA Plan intended to be
qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified, and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such ERISA Plan;

                                    (vi)    each Employee Plan has been
operated in accordance with its terms and the requirements of all applicable law;

                                    (vii) neither S&T nor any of its
Subsidiaries or members of their "controlled group" has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any ERISA Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability;

                                    (viii) the aggregate accumulated benefit
obligations of each ERISA Plan subject to Title IV of ERISA (as of the date of the most recent annual actuarial valuation prepared for such ERISA Plan in conjunction with such ERISA Plan's annual report and based on the discount rate and other actuarial assumptions used in such valuation) do not exceed the fair market value of the assets of such ERISA Plan (as of the date of such valuation) and assuming such ERISA Plan remains in existence;

                                    (ix) neither S&T nor any of its Subsidiaries
is aware of any claims relating to the Employee Plans, other than routine claims for benefits; and

                                    (x)     none of the Employee Plans provide
for benefits or other participation therein, and S&T has received no claims or demands for participation in or benefits under any Employee Plan, by any individual classified or treated by S&T as an independent contractor.

                           (p)      ENVIRONMENTAL AND SAFETY COMPLIANCE.  Except
as disclosed on Schedule 2.1(p), entitled "Environmental Matters," attached hereto, neither S&T, nor, to the best of S&T's knowledge, any other previous owner, tenant, occupant or user of the real property, including Leased Property, listed on Schedule 2.1(g), entitled "Real Estate and Leases" (hereinafter collectively referred to as the "Property") nor any other Person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, resulting in the emission, release, discharge, dumping or disposal of any Hazardous Materials (as hereinafter defined) on, under, in or about the Property, nor have any Hazardous Materials migrated from the Property to, upon, about or beneath other properties, nor have any Hazardous Materials migrated or threatened to migrate from other properties to, upon, about or beneath the Property. For purposes of this Section 2.1(p), the term "Hazardous Material" means any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) that is or has been identified as a potential "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, applicable state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.); or (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, reactive, or otherwise hazardous and has been identified as regulated by any Governmental Authority.

                           (q)      CHANGES IN CIRCUMSTANCES.  Except as
disclosed on Schedule 2.1(q), entitled "Changes in Circumstances," attached hereto, since the Balance Sheet Date, there has been no material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of S&T, nor has there been any event or condition of any character that has materially and adversely affected, or that is likely to materially and adversely affect, the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of S&T or the Business. Since the Balance Sheet Date, S&T has conducted the Business and maintained the Acquired Assets in accordance with the provisions of Section 5.1.

                           (r)      TAXES.

                                    (i)     Except as set forth on Schedule
2.1(r)(i), entitled "Tax Liabilities," (i) all federal, state, local, and foreign Tax returns and reports (collectively, "Tax Returns") that are or were required to be filed before the Closing by, or with respect to, S&T have been timely filed or caused to be filed; (ii) all Taxes owed by S&T for the taxable periods covered by such Tax Returns (whether or not shown to be due on such Tax Returns) have been paid; (iii) the assets of S&T are not subject to any Liens, whether or not perfected, for any Taxes or assessments or similar government charges; (iv) all Tax Returns of S&T relating to taxable years that remain open are true and correct; (v) as of the date hereof, there are no material pending or threatened audits, claims, deficiencies or adjustments against S&T relating to any liability for Taxes; (vi) S&T has not granted any extensions of the statute of limitations for the assessment or collection of any Taxes which remain in effect; (vii) no claim has ever been made by a taxing authority in a jurisdiction where S&T does not file Tax Returns that S&T is or may be subject to Tax in such jurisdiction; (viii) S&T has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code;
(ix) S&T has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6652 of the Code; (x) S&T has never been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any other entity under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise; and (xi) S&T has never agreed to an adjustment under Section 481 of the Code with respect to a change in method of accounting.

                                    (ii)    The amount of any damages for any
breach of the representations and warranties in this Section 2.1(r) shall be satisfied by first offsetting such damages with those S&T net operating loss carryovers ("NOLs"), to the extent such NOLs are available after application to offset gains on dispositions of assets, and then by asserting claims against the Escrowed Property in accordance with the Escrow Agreement. True and correct copies of all Tax Returns for S&T in respect of all years not barred by the statute of limitations have heretofore been delivered to Parent and Merger Sub and all such Tax Returns are listed in Schedule 2.1(r)(ii), entitled "Tax Returns," attached hereto. For the purposes of this Agreement, "Tax" or "Taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

                           (s)      INSURANCE.  Schedule 2.1(s), entitled
"Insurance," attached hereto, contains a list of all insurance policies (specifying the location, insured, insurer, amount of coverage, type of insurance and policy number) maintained by S&T. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

                           (t)      APPROVALS.  Schedule 2.1(t), entitled
"Approvals," attached hereto, sets forth a list of all Consents that must be obtained or satisfied by S&T for the consummation of the transactions contemplated by this Agreement, including without limitation all Consents that must be obtained pursuant to Section 2.1(d) (the "Consents"). All Consents prescribed by any Law or any contract, agreement, commitment or undertaking and that must be obtained or satisfied by S&T for the consummation of the transactions contemplated by this Agreement, or for the continued performance by it of their rights and obligations thereunder, have been, or shall by the Closing have been, made, obtained and satisfied.

                           (u)      COPIES OF DOCUMENTS.  S&T has delivered to
Parent and Merger Sub true, correct and complete copies of all contracts, agreements and other documents listed in the Schedules to, or referenced in, this Agreement and all modifications and amendments thereto.

                           (v)      INSIDER INTERESTS.  Except as set forth in
Schedule 2.1(v), entitled "Insider Interests," attached hereto, no officer, director or employee of S&T, or affiliate of any officer, director or employee of S&T: (i) has any material interest in any property, real or personal, tangible or intangible, including without limitation inventions, patents, trademarks or trade names, used in the Business or pertaining to S&T; or (ii) has entered into a material contract, arrangement or understanding, other than with respect to compensation, with S&T.

                           (w)      DISCLOSURE.  None of the information
supplied or to be supplied by S&T specifically for inclusion or incorporation by reference in, or that may be deemed to be incorporated by reference in the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("SEC") by Parent in connection with its public offering will, at the time the Registration Statement is filed with the SEC, at any time that it is amended or supplemented and at the time it becomes effective under the Securities Exchange Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty made by S&T contained in this Agreement or in any Transaction Document contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

                           (x)      MERGER APPROVAL.  S&T has received unanimous
written consent or irrevocable proxies from the requisite number of holders of Shares necessary to approve the Merger pursuant to the WVCA.

                  2.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to S&T that:

                           (a)      ORGANIZATION AND STANDING; CORPORATE POWER
AND AUTHORITY. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

                           (b)      AUTHORITY.  Each of Parent and Merger Sub
has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Transaction Documents and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming that this Agreement constitutes a valid and binding obligation of S&T, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

                           (c)      CONFLICTS; DEFAULTS.  Neither the execution
and delivery of this Agreement or any Transaction Document by Parent or Merger Sub, nor the performance of their respective obligations hereunder or thereunder, will conflict with or constitute a default under any of the terms of Parent's or Merger Sub's Articles of Incorporation, as amended, or Code of Regulations.

                           (d)      CONSENTS AND APPROVALS.  No consent,
approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity that has not been received or made is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for: (i) the filing of premerger notification and report forms under the HSR Act; and (ii) the filing of the certificate of merger with the Secretary of State of Ohio and appropriate documents with the relevant authorities of other states in which Parent or Merger Sub is qualified to do business.

                           (e)      DISCLOSURE.  No representation or warranty
made by Parent or Merger Sub contained in this Agreement or in any other writing furnished pursuant hereto contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

                  2.3 GENERAL. The representations and warranties of the parties hereto made in this Agreement, subject to the exceptions thereto, shall not be affected by any information furnished to, or any investigation conducted by, any of them or their representatives in connection with the subject matter of this Agreement. The representations and warranties made in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.

                       ARTICLE III. CONDITIONS TO CLOSING
                       ----------------------------------

                  3.1 CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATIONS. The obligations of Parent and Merger Sub to consummate the transactions provided for by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Parent and Merger Sub except for the conditions set forth in subsection (e) of this
Section 3.1:

                           (a)      REPRESENTATIONS AND WARRANTIES.  Each of the
representations and warranties of S&T made in Section 2.1 of this Agreement shall be true and correct in all material respects both on the date hereof and as of the Closing Date as though made at such time.

                           (b)      COVENANTS.  S&T shall have performed and
complied with in all material respects all covenants, agreements and obligations required to be performed or complied with by it at or prior to the Closing Date.

                           (c)      MATERIAL ADVERSE CHANGE.  Except as
disclosed on Schedule 3.1(c), entitled "Material Adverse Changes," since the date hereof, there shall have occurred no material adverse change, or discovery of a condition or occurrence of any event which might result in any such change, in the condition (financial or otherwise), business, assets, properties, operations or prospects of S&T or the Business.

                           (d)      CONSENTS.  (i) All Consents of Governmental
Authorities and third parties described in Sections 2.1(d) and 2.1(t) and necessary to consummate the transactions contemplated hereunder shall have been obtained and satisfied.

                                    (ii) Parent shall have obtained the consent
of Citibank, N.A. to the consummation of the transactions contemplated by this Agreement.

                           (e)      HSR CONSENT. The waiting period under the
HSR Act shall have expired or early termination under the HSR Act shall have been granted.

                           (f)      NO PROCEEDING OR LITIGATION.  No litigation,
action, suit, investigation, claim or proceeding challenging the legality of, or seeking to restrain, prohibit or materially modify, the transactions provided for in this Agreement shall have been instituted and not settled or otherwise terminated.

                           (g)      CERTIFICATE OF S&T. At the Closing, S&T
shall have delivered to Parent a Certificate signed by S&T's President, and attested to by its Secretary or an Assistant Secretary, and dated the Closing Date, to the effect that to the best of the knowledge and belief of such officers the conditions specified in Sections 3.1(a), (b), (c), (d) and (e) have been fulfilled.

                           (h)      INVESTIGATIONS.  Parent shall have commenced
the investigations described in Section 7.4 and the Environmental Consultant shall not have, as of the Closing Date, discovered Non-Complying Conditions or Practices (as defined in Section 7.4(b)) in excess of One Million Dollars ($1,000,000).

                           (i)      CERTIFICATE; DOCUMENTS.  S&T and the other
Persons shall have delivered the certificates, opinion of counsel and other documents required by Sections 4.1 and 4.3.

                           (j)      APPROVAL OF S&T'S STOCKHOLDERS; DISSENTERS'
RIGHTS. (i) To the extent required by applicable law, this Agreement, the Merger and the transactions contemplated thereby shall have been approved by the requisite vote of the stockholders of S&T.

                                    (ii)    Dissenters' rights under Section
         31-1-123 of the WVCA shall not have been asserted by the holders of more than 10% of the issued and outstanding Shares.

                           (k)      DELIVERY OF EMPLOYEE PLAN DOCUMENTS.  S&T
shall have furnished to Parent and its representatives a true, correct and complete copy of every document pursuant to which each Employee Plan is established or operated (including any summary plan descriptions), a written description of any Employee Plan for which there is no such written document and the three most recent annual reports, financial statements and actuarial valuations with respect to each Employee Plan.

                           (l)      DELIVERY OF REAL PROPERTY INSTRUMENTS AND
AGREEMENTS. S&T shall have furnished to Parent true, correct and complete copies of all instruments and agreements creating any interest in Fee Property.

                  3.2 CONDITIONS TO S&T'S OBLIGATIONS. The obligations of S&T to consummate the transactions provided for by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by S&T except for the conditions set forth in subsection (a) of this Section 3.2:

                           (a)      HSR CONSENT.  The waiting period under the
HSR Act shall have expired or early termination under the HSR Act shall have been granted.

                           (b)      REPRESENTATIONS AND WARRANTIES. Each of the
representations and warranties of Parent and Merger Sub made in Section 2.2 of this Agreement shall be true and correct in all material respects both on the date hereof and as of the Closing Date as though made at such time.

                           (c)      COVENANTS.  Each of Parent and Merger Sub
shall have performed and complied with all covenants and agreements required to be performed or complied with by it at or prior to the Closing Date.

                           (d)      NO PROCEEDING OR LITIGATION.  No litigation,
action, suit, investigation, claim or proceeding challenging the legality of, or seeking to restrain, prohibit or materially modify, the transactions provided for in this Agreement shall have been instituted and not settled or otherwise terminated.

                           (e)      CERTIFICATES; DOCUMENTS.  Parent and Merger
Sub and the other Persons shall have delivered the certificates, opinion of counsel and other documents required by Section 4.2.

                   (f) APPROVAL OF MERGER SUB'S STOCKHOLDER. To the extent required by applicable law, this Agreement, the Merger and the transactions contemplated thereby shall have been approved by the requisite vote of the stockholder of Merger Sub.

                   (g) CERTIFICATE OF PARENT. At the Closing, Parent shall have delivered to S&T a Certificate signed by Parent's President, and attested to by its Secretary or an Assistant Secretary, and dated the Closing Date, to the effect that to the best knowledge and belief of such officers the conditions specified in Section 3.2(a), (b) and (c) have been fulfilled.


                               ARTICLE IV. CLOSING
                               -------------------

                   4.1 DOCUMENTS TO BE DELIVERED BY S&T. At the Closing, S&T shall deliver to Parent and Merger Sub:

                   (a) Copies of (i) the resolutions of the Boards of Directors of S&T and the stockholders of S&T, authorizing and approving this Agreement and all other transactions and agreements contemplated hereby, (ii) S&T's, and each Subsidiary of S&T's, Articles of Incorporation, and (iii) S&T's, and each Subsidiary of S&T's, Bylaws, all certified by the corporate Secretary or Assistant Secretary of S&T to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

                   (b) Copies of the Certificate of Merger and the Articles of Merger, each executed by S&T in the form required by the OGCL and the WVCA, respectively;

                   (c) An opinion, dated as of the Closing Date, of Steptoe & Johnson, counsel to S&T, addressed to Parent and Merger Sub, in form and substance reasonably satisfactory to Parent and Merger Sub;

                   (d) Copies of all Consents to the Merger of each (i) license, permit, approval, variance, waiver or consent (collectively, the "Permits"),
(ii) Contract, and (iii) Lease Agreement, that requires such Consent pursuant to
Section 2.1(t);

                   (e) The Certificate required by Section 3.1(g);

                   (f) Long-form good standing and tax certificates for each of S&T and its Subsidiaries from West Virginia and from the appropriate state and tax authorities in each jurisdiction in which S&T is qualified to do business as a foreign corporation, dated not more than ten days prior to the Closing;

                   (g) An incumbency certificate of the officers of S&T;

                   (h) At S&T's expense, good and valid title insurance policies or, in final form, irrevocable title insurance commitments issuable by Chicago Title Insurance Company (the "Title Insurance Policies"), dated as of the Closing Date, issued in the name of the Surviving Corporation, insuring the title as fee owner in each parcel of real property included in the Fee

Property, access rights to such property and specific survey facts, in a form reasonably satisfactory to Parent; and

                   (i) Searches of the official UCC and real estate records of the Secretary of State of West Virginia, Virginia, Kentucky and Ohio, the County Recorders of Cabell, Greenbrier, Harrison, Kanawha, Mercer, Monongalia, Nicholas, Ohio, Putnam, Raleigh, Randolph, Upshur, Wetzel and Wood Counties, West Virginia, the County Recorders of Albemarle and Augusta Counties, Virginia, the County Recorder of Boyd County, Kentucky and the County Recorder of Belmont County, Ohio reflecting no mortgages, liens, pledges, charges, security interests, leasehold interests, options to purchase, or other encumbrances of any kind or character, except Permitted Liens and other than (i) those that would not affect or limit either the value or use of the assets to which they relate, including without limitation all liens, equities, claims, prior assignments, mortgages, charges, security interests, pledges, conditional sales contracts, collateral security arrangements and other title retention arrangements, restrictions (including, in the case of real property, rights of way, use restrictions, and other variances, reservations or limitations of any nature) or encumbrances whatsoever, and (ii) liens for Taxes not yet due and payable.

                   (j) The Escrow Agreement in substantially the form attached hereto as EXHIBIT A, duly executed by S&T, the Escrow Agent and the Representatives.

                  4.2 DOCUMENTS TO BE DELIVERED BY PARENT AND MERGER SUB. At the Closing, Parent shall deliver to S&T:

                   (a) A copy of (i) the resolutions of the Board of Directors of Parent and Merger Sub authorizing and approving this Agreement and all other transactions and agreements contemplated hereby, (ii) Articles of Incorporation of Parent and Merger Sub, and (iii) Code of Regulations of Parent and Merger Sub, all certified by the Secretary or an Assistant Secretary of Parent or Merger Sub, as appropriate, to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

                   (b) Evidence of the payment of the Merger Consideration;

                   (c) An opinion, dated as of the Closing Date, of the General Counsel of Parent, addressed to S&T, as to the due authorization and enforceability of the Agreement and the Transaction Documents;

                   (d) Long-form good standing and tax certificates for Parent and Merger Sub from the Secretary of State of Ohio, dated not more than ten days prior to the Closing;

                   (e) An Incumbency Certificate of the officers of Parent and Merger Sub;

                   (f) The Exchange Agreement, duly executed by Parent;

                   (g) The Escrow Agreement in substantially the form attached hereto as EXHIBIT A, duly executed by Parent; and

                           (h)      The Certificate required by Section 3.2(g).

                  4.3 OTHER DOCUMENTS TO BE DELIVERED AT CLOSING. At the Closing, Parent, Merger Sub, S&T, and such other Persons, as appropriate, shall execute and deliver:

                           (a)      a Consulting Agreement between Surviving
Corporation and Wilbur S. Jones, Jr., which agreement shall provide for the consultant to provide services to the Surviving Corporation for a period of one year after the Effective Time in exchange for fees in the aggregate amount of $150,000.

                           (b)      Written certification from the Environmental
Consultant, dated not more than ten calendar days prior to the Closing, to the effect that all Non-Complying Conditions or Practices have been corrected or remediated, or otherwise have been satisfactorily addressed, or shall be completed promptly following the Closing as contemplated by Section 7.4.


                           ARTICLE V. COVENANTS OF S&T
                           ---------------------------

                  5.1 CONDUCT OF BUSINESS. Subject to the disclosures on Schedules 2.1(q) and 3.1(c), during the period from the date hereof through the Closing Date, S&T shall conduct the Business and operate the Acquired Assets diligently and in the ordinary and normal course and consistent with past practice (including, without limitation, using its best efforts to preserve beneficial relationships between S&T and its distributors, agents, lessors, suppliers and customers) and continue normal maintenance, marketing, advertising, distributional and promotional expenditures in connection with the Business. S&T shall engage in no transactions, including transactions relating to the purchase or sale of goods, inventories or other operating or production items, intracorporate or otherwise, not in the ordinary and normal course of business from the date hereof until the Closing other than transactions approved by Parent in writing. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, during the period from the date hereof through the Closing Date, S&T shall not:

                           (a)      OBLIGATIONS FOR BORROWED MONEY.  Except as
disclosed on Schedule 5.1(a), entitled "Obligations for Borrowed Money," in connection with the Business or the Acquired Assets (i) create, incur or assume any debt (including obligations in respect of capital leases) or any debt for money borrowed (whether long- or short-term); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligation of any other Person; or (iii) make any loans, advances or capital contributions to any other Person, other than such liabilities and obligations of S&T that constitute trade payables due to suppliers as payment for inventory included in the Acquired Assets and incurred by S&T in the ordinary and normal course of business between the Balance Sheet Date and the Closing Date (in transactions in the ordinary and normal course) and consistent with past practice and the representations, warranties, covenants, obligations and agreements set forth in this Agreement;

                           (b)      EMPLOYEE MATTERS.  (i) Increase in any
manner the rate of compensation of any of its officers or other employees or make or agree to make any bonus to any of its officers or other employees, (ii) make or agree to make any payment pursuant to any Employee Plan, including, without limitation, any payment of any pension, retirement allowance, severance or other employee benefit, except as required by any existing Employee Plan disclosed on the Schedules to this Agreement, to any such officers or employees, whether past or present; (iii) enter into or modify any collective bargaining agreement, except as required by Law; or (iv) commit itself to any additional Employee Plan, or employment or consulting agreement with a Person, or to amend any of such Plans or agreements, except as required by Law;

                   (c) SALE OF ASSETS. Sell, transfer, license or otherwise dispose of or agree to sell, transfer, license or otherwise dispose of any Acquired Assets, except inventory in the ordinary and normal course of business consistent with past practice;

                   (d) COMMITMENTS. Enter into any other agreements, commitments, contracts or undertakings, except agreements, commitments, contracts or undertakings made in the ordinary and normal course of business consistent with past practice and the representations and warranties of S&T contained in this Agreement;

                   (e) LEASED FACILITIES. Terminate, modify or amend the Lease Agreements;

                   (f) ENCUMBRANCES. Except as required to obtain the financing disclosed on Schedule 5.1(a), entitled "Obligations for Borrowed Money," encumber or grant or create a Lien on any of the Acquired Assets or S&T Common Shares or S&T Preferred Shares;

                   (g) LITIGATION. Enter into any compromise or settlement of any litigation, action, suit, claim, proceeding or investigation, except settlements made in the ordinary and normal course of business or by insurers, involving amounts not in excess of $5,000;

                   (h) REPRESENTATIONS AND WARRANTIES. Take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties contained in Section 2.1 to fail to be true and correct as of the Closing as though made at and as of the Closing;

                   (i) AMENDMENTS. Amend its certificate of incorporation, bylaws or other comparable charter or organizational documents;

                   (j) CAPITAL STRUCTURE. (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding capital stock, (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (iii) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

                   (k) REORGANIZATION. Adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any agreement relating to an Acquisition Proposal (as herein defined); or

                   (l) ACCOUNTING. Make any changes in any method of accounting or accounting practice or policy, except as required by any changes in generally accepted accounting principles.

                   (m) COMMITMENTS. Agree or commit to do any of the foregoing;

                  5.2      SUPPLEMENTAL DISCLOSURE.

                   (a) From time to time prior to the Closing, S&T shall promptly disclose to Parent any matter that may arise hereafter and which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the Schedules to this Agreement. No such disclosure, unless expressly consented in writing by Parent, shall be deemed to cure any breach of any representation or warranty made in this Agreement, or modify, affect or diminish Parent's right to terminate this Agreement pursuant to Section 8.1(a)(vi).

                   (b) During the period from the date hereof to the Closing, S&T shall promptly (i) furnish or make available to Parent copies of all major operating reports and monthly, quarterly and year-end financial statements as soon as they become available, all certified by S&T's chief financial officer that such financial statements fairly present the financial position and results of operations of the S&T for the periods covered by such statements in accordance with GAAP consistently applied (subject to normally recurring year-end audit adjustments and without footnote disclosures), and (ii) notify Parent of (A) any material change in the condition (financial or otherwise), business, assets, properties, operations or prospects of S&T, and (B) the institution or settlement of any litigation, action, suit, investigation, claim or proceeding and of any developments therein.

                  5.3 CLOSING. S&T shall use its best efforts to cause the conditions set forth in Section 3.1 to be satisfied by the Closing Date.

                  5.4 MAINTENANCE OF INSURANCE. S&T will (a) maintain all policies of insurance in effect on the date hereof through and until the Closing; and (b) after the Closing use its best efforts to maintain any policies of insurance which cover liabilities associated with the operation of the Business prior to the Closing; PROVIDED, HOWEVER, that after the Closing S&T shall not be required to pay any additional premiums in respect of such policies or maintain in effect any insurance coverage other than coverage disclosed on the Schedules hereto.

                  5.5 INVENTORIES. Except to the extent compliance is prevented by the circumstances set forth in Schedule 3.1(c) and the first sentence of
Schedule 2.1(q), prior to the Closing, S&T will maintain levels of all inventories, including merchandise and supplies, at levels consistent with current practice in the ordinary and normal course of business.

                  5.6 NO SHOPPING. From the date hereof through and until the earlier of termination of this Agreement pursuant to Article VIII or Closing, but in no event for any period exceeding 180 days, neither S&T, nor any of its Subsidiaries, Affiliates, employees, officers, directors, agents, representatives or advisors shall, directly or indirectly, (a) solicit, initiate or encourage any inquiries, proposals or offers from any Person relating to any acquisition (or sublease as the case may be) of the Acquired Assets or the Business, or any securities of, or any merger, consolidation or business combination with, S&T, or (b) with respect to any effort or attempt by any other Person to do or seek any of the foregoing, (i) participate in any discussions or negotiations, (ii) furnish to any other Person any information with respect to, or afford access to the properties, books or records of or relating to, S&T, the Acquired Assets or the Business, or (iii) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any such effort. S&T shall promptly notify Parent if any such proposal or offer or any inquiry or contact with any Person with respect thereto is made.

                  5.7 FURTHER ASSURANCES. S&T shall use its best efforts to implement the provisions of this Agreement, and for such purpose S&T, at the request of Parent, at or after the Closing, shall, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to Parent such deeds, assignments, bills of sale, Consents and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Parent, and take all such other actions, as Parent may reasonably deem necessary or desirable to implement any provision of this Agreement or to more effectively transfer, convey and assign to Parent good and marketable title to, and to put Parent in actual possession and operating control of, all of the Acquired Assets, free and clear of all Liens.


                         ARTICLE VI. COVENANTS OF PARENT
                         -------------------------------

                  6.1 MAINTENANCE OF, AND ACCESS TO, RECORDS. From and after the Closing, Parent shall, whenever reasonably requested by the Representatives, permit the Representatives to have access to such business records turned over to Parent pursuant to this Agreement and professionals previously retained by S&T as may be required by the Representatives in connection with any audit or investigation by any Governmental Authority, or any matter relating to insurance coverage or third party claims, in each such case to the extent relating to the operation of the Business by S&T prior to the Closing. Parent shall preserve and maintain the records relating to the Business that are part of the Acquired Assets for at least three years after the Closing Date.

                  6.2 CLOSING. Parent shall use its best efforts to cause the conditions set forth in Section 3.2 to be satisfied by the Closing Date.


                    ARTICLE VII. CERTAIN ADDITIONAL COVENANTS
                    -----------------------------------------

             7.1 EXPENSES; TRANSFER TAXES. Each party hereto will bear the legal, accounting, financial advisory and related out-of-pocket expenses incurred by such party in connection with the negotiation, preparation and execution of this Agreement, the Transaction Documents, and the transactions contemplated hereby. All sales, transfer, recordation and documentary Taxes and fees that may be payable in connection with the transactions contemplated by this Agreement shall be borne by the party responsible for such Taxes and fees under applicable law and customary practice. The Merger Consideration shall be reduced by the amount of all expenses, costs and fees incurred by S&T pursuant to this Section 7.1; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Merger Consideration shall not be reduced by any out-of-pocket accounting expenses incurred by S&T in connection with the preparation of the Registration Statement.

             7.2 PRESS RELEASES AND DISCLOSURE. The parties agree that neither S&T, Parent, Merger Sub nor their respective Subsidiaries or Affiliates shall issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby or otherwise disclose this Agreement or the transactions contemplated hereby to any third party (other than attorneys, advisors and accountants to S&T or Parent) without the consent of the other party hereto, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that nothing herein shall prohibit any party from issuing or causing publication of any press release, announcement or public communication to the extent that such party deems such action to be required by Law or stock exchange; PROVIDED FURTHER, HOWEVER, that such party shall, whenever practicable consult with the other party concerning the timing and content of such press release, announcement or communication before the same is issued or published.

             7.3 REGULATORY APPROVALS. S&T will, and will cause its appropriate Affiliates to, and each of Parent and Merger Sub will use, in each case, its best efforts to obtain any authorizations, consents, orders and approvals of any Governmental Authority necessary for the performance of its respective obligations pursuant to this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, and will cooperate fully with each other in all reasonable respects in promptly seeking to obtain such authorizations, consents, orders and approvals. Neither S&T, Parent, nor Merger Sub will take any action that will have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals. Without limiting the generality of the foregoing, if applicable, S&T and Parent will promptly file or cause to be filed with the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice ("DOJ"), Notification and Report Forms and documentary materials which substantially comply with the provisions of the HSR Act and the rules thereunder. S&T shall pay (or shall reimburse Parent for) all fees associated with the filing of any such Notification and Report Forms or related materials and information (other than the fees and expenses of Parent's legal, financial or other professionals engaged to provide services in respect of such filing); PROVIDED, HOWEVER, that Parent shall pay all fees associated with any Notification, Report Forms and documentary materials necessary to substantially comply with the provisions of the HSR Act and the rules thereunder. Parent and S&T will promptly file any additional information requested as soon as practicable after receipt of a request for additional information. Parent and S&T will use reasonable efforts to obtain early termination of the applicable waiting period under the HSR Act. The parties hereto will coordinate and cooperate with one another in exchanging such information and providing such reasonable assistance as may be requested in connection with such filing. S&T will supply Parent with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between S&T or its representatives, on the one hand, and the FTC, the DOJ or any other Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby.

             7.4    ENVIRONMENTAL INSPECTION AND ASSESSMENT; COMPLIANCE ACTIONS.

                      (a) INSPECTION. No later than five calendar days subsequent to the execution of this Agreement, Parent and S&T shall cause an environmental consulting firm mutually acceptable to Parent and S&T (the "Environmental Consultant") to commence an inspection and environmental assessment of the Property and to render a written report setting forth its findings in connection with such inspection and assessment. Parent shall pay the costs of such inspection and assessment. The scope of such inspection and assessment shall be satisfactory to Parent and shall include, without limitation: (i) a so-called "Phase I" preliminary environmental audit of the Property (including, without limitation, a walk-through site inspection and review of S&T's records regarding previous environmental violations, if any, and an inspection of environmental Permits and verification of compliance with the same); (ii) additional procedures, including, without limitation, taking of ground water samples, soil test borings, effluent or other discharge analyses at all locations; and (iii) in the event that any of the foregoing procedures reveal any actual or potential environmental conditions existing on, in, under or about the Property or otherwise associated with the operation of the Business or with the ownership, possession or use of any of the Acquired Assets, such other testing as Parent may determine to be appropriate. Parent will coordinate with S&T on the timing of the physical inspection. The parties (or their representatives) will also agree on the implementation of the sampling program, provided that the parties' consent shall not be unreasonably withheld to the Environmental Consultant's proposals for such implementation. Prior to commencement of any tests that involve penetration of the surface, the Environmental Consultant shall arrange for radar detector tests of any affected areas in order to avoid damage to underground structures, facilities or equipment.

                      (b) ENVIRONMENTAL REPORT. After completing its environmental survey of the properties and operations of S&T, the Environmental Consultant will issue a written report to Parent, containing a list of all Non-Complying Conditions or Practices (as hereinafter defined) that it believes should be cured or corrected, along with suggested methods for so doing, and the estimated costs therefor. The estimated costs shall be discounted at the then market interest rate to give a present value, but only in instances where the cure or correction will extend over a period of more than two years and only for that portion of such costs which are expected to extend more than two years after the date of the report. "Non-Complying Conditions or Practices" shall mean all those environmental conditions or practices that are in violation of Environmental Requirements, as well as (i) soil contamination to the extent that it can reasonably be expected to cause ground water contamination; (ii) friable asbestos on building components and process equipment or in exposed insulation; or (iii) inadequate spill containment and monitoring facilities (including lack of proper secondary containment (A) of above grade tankage; (B) of process equipment; and (C) at points of transfer of Hazardous Material).

             Parent will deliver a copy of the Environmental Consultant report to S&T who will have five (5) business days thereafter to notify Parent, in writing, of any objections to the findings of the Environmental Consultant, the methods proposed for curing or correcting any conditions or practices, or the estimated costs associated therewith. Failing such notification, S&T will be deemed to be in agreement with the Environmental Consultant report. If S&T objects to the Environmental Consultant report, Parent and S&T will, in the following five (5) business days, seek to resolve the points to which S&T has objected. If Parent and S&T cannot reach agreement in this period, the matters in dispute will be submitted for resolution to a second environmental consulting firm, to be chosen by mutual agreement to be retained jointly by and responsible to Parent and S&T. The conclusions of the second environmental consulting firm shall be final and binding on the parties. The costs of the second environmental consulting firm will be paid by S&T.

           (c)     MERGER CONSIDERATION ADJUSTMENT.

                   (i) If the estimated costs to cure or correct any Non-Complying Conditions or Practices, as finally agreed upon in accordance with the procedures described in Section 7.4(b) (the "Final Environmental Report"), are as to any Fee Property or Leased Property over $50,000, the Merger Consideration shall be reduced (through reduction of the Escrowed Funds) by the amount in excess of $50,000 contained in the Final Environmental Report.

                   (ii) If the estimated costs to cure or correct any conditions and practices as contained in the Final Environmental Report are over, in the aggregate, $1,000,000, either Parent or S&T may elect not to effect the Closing and may terminate this Agreement; PROVIDED, HOWEVER, that such termination shall not be effective until 10 days after Parent or S&T, as applicable, shall have given written notice of such termination to the other parties to this Agreement, during which 10 day period the parties shall attempt in good faith to resolve any matters addressed by the Final Environmental Report. If, on the other hand, Parent and S&T decide to effect the Closing, the Merger Consideration shall be reduced (through reduction of the Escrowed Funds) by the amounts contained in the Final Environmental Report.

                   (iii) To the extent the estimated costs to cure or correct any Non-Complying Conditions or Practices as contained in the Final Environmental Report are in the form of a range, the parties hereby agree that, for the purposes of this Section 7.4, the mid-point in such range shall be deemed to be the amount estimated for such costs.

                   (iv) Parent may only recover the reduction in the Merger Consideration contemplated by (i) and (ii) above, by, at the option of the Parent, (A) reducing the amount of the Escrowed Funds to be deposited with the Escrow Agent in accordance with Section 1.11(a), but only if such reduction occurs prior to the Closing, (B) asserting claims against the Escrowed Property in accordance with the Escrow Agreement, or (C) a combination of both of the foregoing.

                   7.5 CERTAIN INFORMATION TO BE PROVIDED. As soon as practicable following the date hereof S&T shall use its best efforts to (i) cooperate with Parent to prepare for inclusion in the Registration Statement information relating to the Merger in accordance with the Securities Act (the "Merger Information"), (ii) cause its officers, directors, management personnel, independent public accounts, professionals and other advisers to cooperate with Parent in preparing the Merger Information, and (iii) provide such access to its books and records as may be necessary to prepare the Merger Information.

                   7.6 STOCKHOLDERS MEETING/UNANIMOUS WRITTEN CONSENT. S&T shall take all action necessary, in accordance with the WVCA and other applicable law and its articles of incorporation and bylaws, to convene and hold a special meeting of the stockholders of S&T (the "Stockholders Meeting") as promptly as practicable after the date hereof for the purpose of considering and voting upon this Agreement or, in lieu of the Stockholders Meeting, adopt a unanimous written consent of the stockholders of S&T approving the Merger and this Agreement. The Board of Directors of S&T shall recommend that the holders of the Shares vote in favor of the adoption of this Agreement. Parent and Merger Sub shall vote any Shares beneficially owned by them (which may be voted by them pursuant to applicable law) and S&T shall vote any shares for which it holds irrevocable proxies in favor of the adoption of this Agreement.

             7.7 ACCESS TO INFORMATION; CONFIDENTIALITY. Each of Parent and S&T shall, and shall cause each of its Subsidiaries to, afford to the other and its officers, employees, counsel, financial advisors and other representatives access during the period prior to the Effective Time to all its properties, books, contracts, commitments, returns, personnel and records and, during such period, each of Parent and S&T shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to the other such information concerning its business, properties, financial condition, operations and personnel as the other may from time to time request. Any such investigation by Parent or S&T shall not affect the representations or warranties contained in this Agreement. Except as required by law, Parent and S&T will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information obtained from the other in confidence to the extent required by, and in accordance with the provisions of, the Confidentiality Agreement, dated June 11, 1998, between Parent and S&T and the letter agreement, dated April 27, 1998, between Deloitte & Touche LLP and Parent and the individual secrecy agreements related thereto (collectively, the "Confidentiality Agreements").


                 ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER
                 -----------------------------------------------

             8.1      TERMINATION.

                      (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding adoption thereof by the stockholders of S&T, in any one of the following circumstances:

                              (i)      By mutual written consent duly authorized
by the Boards of Directors of Parent and S&T.

                              (ii) By Parent or S&T, if the Effective Time shall
not have occurred on or before August 31, 1998, otherwise than as a result of any material breach of any provision of this Agreement, by the party seeking to effect such termination.

                              (iii) By Parent or S&T, if any federal or state
court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that neither party may terminate this Agreement pursuant to this Section 8.1(a)(iii) if it has not complied with its obligations under Section 7.3.

                              (iv) By Parent or S&T, if the Stockholders Meeting
shall have been held and this Agreement shall not have been adopted by the affirmative vote of the holders of the requisite number of shares of capital stock of S&T, provided that S&T may not terminate this Agreement pursuant to this Section 8.1(a)(iv) unless it shall have paid to Parent the Fee provided for in

Section 8.1(b); or by Parent, if the Stockholders Meeting shall not have been held by July 31, 1998 as a result of a breach by S&T of its obligations under
Section 7.6.

                              (v)      By Parent, if the Board of Directors of
S&T or any committee thereof shall have (A) withdrawn or modified, in a manner adverse to Parent or Merger Sub, its approval of this Agreement or the transactions contemplated hereby or the recommendation referred to in the penultimate sentence of Section 7.6, (B) approved, endorsed or recommended to its stockholders an Acquisition Proposal, or (C) resolved to do any of the foregoing. For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer, proposal or other indication of interest regarding any of the following (other than the transactions contemplated hereby with Parent or Merger
Sub) involving S&T: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of S&T and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                              (vi) By Parent or S&T, if (A) the other party
shall have failed to comply in any material respect with any of the material covenants and agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for 20 business days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (B) a representation or warranty of the other party contained in this Agreement shall have been untrue in any respect on the date when made (or in the case of any representations and warranties that are made as of a different date, as of such different date) and the matters in respect of which such representation or warranty shall have been untrue has had or could reasonably be expected to have a Material Adverse Effect on such other party.

                      (b)     If this Agreement is terminated pursuant to (i)
Section 8.1(a)(iv), or (ii) Section 8.1(a)(v), then, in either of such events, S&T shall pay to Parent prior to such termination, in the case of termination by S&T pursuant to Section 8.1(a)(iv), or promptly (and in any event within three business days) after such termination, in the case of termination by Parent pursuant to Section 8.1(a)(iv) or Section 8.1(a)(v), a fee in the amount of Four Hundred Thousand Dollars ($400,000) (the "Fee"), which amount shall be payable in immediately available funds.

                  8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1(a) hereof, this Agreement (except for the provisions of paragraph (b) of Section 8.1 and this Section 8.2) shall forthwith become void and cease to have any force or effect, without any liability on the part of any party hereto or any of its affiliates; PROVIDED, HOWEVER, that nothing in this Section 8.2 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement.

                  8.3 AMENDMENT. Subject to any applicable provisions of the OGCL and the WVCA, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties; PROVIDED, HOWEVER, that after adoption of this Agreement at the Stockholders Meeting, no amendment shall be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be modified or amended except by written agreement executed and delivered by duly authorized officers of each of the respective parties.

                  8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to Section 8.3, waive compliance with any of the agreements or conditions (other than the condition contained in Section 3.2(a)) of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  8.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of Parent, Merger Sub or S&T, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                            ARTICLE IX. MISCELLANEOUS
                            -------------------------

                  9.1 AMENDMENTS. This Agreement may be amended only by a writing executed by all of the parties hereto.

                  9.2 ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreements and the other agreements expressly provided for herein, set forth the entire understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

                  9.3 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflicts of law doctrine. S&T hereby agrees to submit to the personal jurisdiction of the state or federal courts located in the State of Ohio. Notwithstanding the foregoing, any party may initiate and prosecute any legal proceeding or seek enforcement of any judgment in any proper court having jurisdiction in the United States or elsewhere.

                  9.4 NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered, (b) within five days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) within 12 hours after being sent by telecopy, with confirmed answerback, or (d) within one business day of being sent by priority delivery by established overnight courier, to the parties at their respective addresses set forth below.

             To S&T:                        Stone & Thomas
                                            1030 Main Street
                                            Wheeling, West Virginia 26003
                                            Attention: Wilbur S. Jones, Jr.

             With a copy to:                Steptoe & Johnson
                                            Bank One Center
                                            Clarksburg, West Virginia 26302-2190
                                            Attention: Evans L. King, Jr., Esq.

             To Parent:                     The Elder-Beerman Stores Corp.
                                            3155 El-Bee Road
                                            Dayton, Ohio 45439
                                            Attention:  Scott J. Davido, Esq.

             With a copy to:                Jones, Day, Reavis & Pogue
                                            North Point
                                            901 Lakeside Avenue
                                            Cleveland, Ohio 44114-1190
                                            Attention: Lyle G. Ganske, Esq.

             To Representatives             G. Ogden Nutting
             after the Closing Date:        1500 Main Street
                                            Wheeling, West Virginia 26003

                                            Wilbur S. Jones, Jr.
                                            24 Park Road
                                            Wheeling, West Virginia 26003

             With a copy to:                Steptoe & Johnson
                                            Bank One Center
                                            Clarksburg, West Virginia 26302-2190
                                            Attention: Evans L. King, Jr., Esq.

Any party by written notice to the others given in accordance with this Section
9.4 may change the address or the Persons to whom notices or copies thereof shall be directed.

             9.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

             9.6 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each party hereto. No rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other parties.

             9.7 WAIVERS. Except as otherwise provided herein, Parent, S&T and Merger Sub (acting on behalf of itself and its appropriate Affiliates), may waive in writing compliance by any of the other parties hereto (to the extent such compliance is for the benefit of the party giving such waiver) with any of the terms, covenants or conditions (other than the condition contained in Section 3.2(a)) contained in this Agreement or in any of the other Transaction Documents (except such as may be imposed by law). Any waiver by any party of any violation of, breach of, or default under, any provision of this Agreement or any of the other Transaction Documents, by any other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any of the other Transaction Documents.

             9.8 THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person or entity other than Parent, S&T and Merger Sub any rights or remedies under or by reason of this Agreement.

             9.9 SCHEDULES, ADDENDA AND EXHIBITS. The Schedules and Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

             9.10 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

             9.11 CERTAIN DEFINITIONS. For purposes of this Agreement and of any other Transaction Document:

                      (a) the term "Affiliate" shall mean any Person that directly, or indirectly through one or more Persons, controls, is controlled by, or is under common control with, the Person specified or, directly or indirectly, is related to or otherwise associated with any such Person or entity;

                      (b) the term "claim" or "Claim" shall mean a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured;

                      (c) the term "Law" shall mean all federal, state, municipal or local constitutional provisions, laws, ordinances, rules, regulations, orders, actions, rules and regulations. and common laws.

                      (d) the term "Lien" shall mean a claim, encumbrance, or charge on property, whether acquired by contract, operation of law or otherwise, for payment of some debt, obligation or duty;

                      (e) the term "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature;

                      (f) the term "Related Party" shall mean any trust, corporation or any entity in which S&T or any of their Affiliates has a material interest;

                      (g) a "Subsidiary" of any person means any other person of which (i) the first mentioned person or any Subsidiary thereof is a general partner, (ii) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other person is held by the first mentioned person and/or by any one or more of its Subsidiaries, or
(iii) at least 50% of the equity interests of such other person is, directly or indirectly, owned or controlled by such first mentioned person and/or by any one or more of its Subsidiaries;

                      (h) the phrase, "to the best of S&T's knowledge" or "S&T's knowledge" shall be deemed to include, without limitation, all information that is actually known or, in the exercise of reasonable diligence in the normal course of their employment and/or assigned duties, should be known, by each of the following individuals: (i) the officers and employees of S&T listed on Schedule 9.11(h) and all other management or supervisory personnel who are (or, at any time since June 1, 1997, were) employed or retained by S&T or any of its Affiliates and whose principal place of performance of their duties was at the Wheeling, West Virginia corporate offices of S&T, whether or not such individuals were or are also officers, directors of employees of S&T or any of its Affiliates, and (ii) all other individuals employed or retained by S&T or any of its Affiliates who have (or should have) exercised by reason of their position, responsibilities or duties, the principal supervisory, monitoring or compliance function with respect to any of the particular subject matters addressed by the representations and warranties set forth in Article III of this Agreement.

             9.12 REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or hereafter existing at law or in equity or by statute or otherwise. No remedy shall be deemed to be a limitation on the amount or measure of damages resulting from any breach of this Agreement. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

             9.13 GENDER AND NUMBER. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

             IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                            STONE & THOMAS

                                    By:     /s/ WILBUR S. JONES, JR.
                                            -----------------------------------
                                            Name: WILBUR S. JONES, JR.
                                            Title: PRESIDENT

                                            THE ELDER-BEERMAN STORES CORP.

                                    By:     /s/ JOHN A. MUSKOVICH
                                            -----------------------------------
                                            Name: JOHN A. MUSKOVICH
                                            Title:  PRESIDENT

                                            THE ELDER-BEERMAN ACQUISITION CORP.

                                    By:     /s/ JOHN A. MUSKOVICH
                                            -----------------------------------
                                            Name: JOHN A. MUSKOVICH
                                            Title: PRESIDENT


                                            /s/ WILBUR S. JONES, JR.
                                            -----------------------------------
                                            Wilbur S. Jones, Jr., as
                                             Representative


                                            /s/G. OGDEN NUTTING
                                            -----------------------------------
                                            G. Ogden Nutting, as
                                              Representative